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                                                                    Exhibit 10.2

                            COR THERAPEUTICS, INC.
                          1991 EQUITY INCENTIVE PLAN

                 (Adopted by Board of Directors May 14, 1991)
                          (Amended January 21, 1994)
                           (Amended January 6, 1995)
                          (Amended January 19, 1996)
                          (Amended January 24, 1997)
                          (Amended January 28, 2000)
                            (Amended July 28, 2000)
              (Adjusted for 2-for-1 Stock Split August 15, 2000)
                          (Amended February 14, 2001)
                           (Amended April 12, 2001)

                      Termination Date: February 13, 2011

     1.  Purpose.

         (a) The purpose of the 1991 Equity Incentive Plan (the "Plan") is to provide a means by which employees, directors and consultants of COR Therapeutics, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

         (b) "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the rights issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options") (together hereinafter referred to as "Options"), or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to paragraph 6 hereof.

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    2.  Administration.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonqualified Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

            (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan as provided in paragraph 13.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee composed of one (1) or more members of the Board (the "Committee"), all of the members of which Committee may (but need not) be, in the discretion of the Board, non-employee directors and/or outside directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

        (d) Certain terms shall have the following meanings:

            (i) The term "non-employee director", as used in this Plan, shall mean a member of the Board who either (A) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K ("Regulation S-K") promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act")), does not possess an interest in any other transaction as to which disclosure would be required under
Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation

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S-K; or (B) is otherwise considered a "non-employee director" for purposes of
Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (ii) The term "outside director", as used in this Plan shall mean a director who either (A) is not a current employee of the Company or an "affiliated corporation", is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a director, or
(B) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     3. Shares Subject To The Plan.

        (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate twelve million four hundred thousand (12,400,000) shares/1/ of the Company's $0.0001 par value common stock (the "Common Stock"). If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not acquired under such Stock Award shall again become available for the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall be available for subsequent issuance under the Plan other than Incentive Stock Options.

        (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4. Eligibility.

        (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to employees (including officers), directors of and consultants to the Company or any Affiliate.

        (b) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

_____________________
/1/ Pursuant to paragraph 11, the aggregate of 5,700,000 shares of Common Stock in the share reserve was adjusted to an aggregate of 11,400,000 shares of Common Stock to reflect the 2-for-1 stock split on August 15, 2000. On February 14, 2001 the Board of Directors increased this number by 1 million shares, to a total aggregate of 12,400,000 shares of Common Stock.

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        (c) No person shall be eligible to be granted Stock Awards under the
Plan covering more than one million (1,000,000) shares/2/ of the Company's Common Stock in any calendar year.

        (d) At any such time or times that the number of shares of Common Stock reserved for issuance under COR Therapeutics, Inc. 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") pursuant to subparagraph 3(a) thereof that have been approved by the stockholders of the Company are insufficient to make a timely non-discretionary Initial Grant and/or a Supplemental Grant as specified in paragraph 5 of the Directors' Plan (a "Grant"), then, without any further action of the Board, such Grant shall be made in the following manner:

            (i) The number of shares of Common Stock remaining in the share reserve of the Directors' Plan, as provided in subparagraph 3(a) thereof, that have been approved by the stockholders of the Company shall be applied to the Grants on a pro-rated basis.

            (ii) To the extent that there are insufficient shares of stockholder-approved Common Stock available under the Directors' Plan to cover the Grants, any additional number of shares of Common Stock required for the Grants shall be deemed to have been made under the Plan and shall be applied to the Grants on a pro-rated basis to the extent that such shares of Common Stock remaining in the share reserve of the Plan, as provided in subparagraph 3(a) hereof, have been approved by the stockholders of the Company. Notwithstanding the foregoing, no Grants shall be made under the Plan pursuant to the preceding sentence which give the right to purchase fractional shares.

            (iii) The Grants otherwise shall be made on the terms and conditions specified in paragraph 6 of the Directors' Plan.

            (iv) To the extent that there are insufficient shares of stockholder-approved Common Stock available under both the Plan and the Directors' Plan to cover the Grants, the Grants shall be delayed, in whole or in part, as the case may be, until such time as shares of stockholder-approved Common Stock under the Plan and/or the Directors' Plan are available to cover the Grants.

            (v) In the event of any conflict between the terms and conditions of the Plan and the Directors' Plan, the terms and conditions of the Directors' Plan shall control.

            (vi) Notwithstanding anything in the Plan or the Directors' Plan to the contrary, the terms and conditions of the Directors' Plan shall survive the termination of the Directors' Plan as to any Grant made pursuant to this subparagraph 4(d).

___________________
/2/ Pursuant to paragraph 11, the aggregate of 500,000 shares of Common Stock was adjusted to an aggregate of 1,000,000 shares of Common Stock to reflect the 2-for-1 stock split on August 15, 2000.

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    5.  Terms Of Stock Options.

        Each Option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted.

        (c) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the Option (A) by delivery to the Company of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subparagraph 5(d), (C) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of the Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (D) any combination of such methods of payment, or (E) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

        Unless otherwise specifically provided in the Option, in the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee to whom the Option is granted only by such optionee. A Nonqualified Stock Option may be transferable to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the

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Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the Option.

        (e) The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subparagraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser's representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act; or
(y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

        (g) An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless: (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such employment or relationship as a consultant or director, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its term specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, or (B) that it may be exercised more than three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate. This subparagraph 5(g) shall not be

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construed to extend the term of any Option or to permit anyone to exercise the
Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

        (h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

        (i) To the extent provided by the terms of an Option, each optionee may satisfy, in whole or in part, any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the withholding tax obligation.

     6. Terms Of Stock Bonuses And Purchases Of Restricted Stock.

        The maximum aggregate number of shares of Common Stock which may be issued under the Plan on or after April 12, 2001 either as stock bonuses or pursuant to restricted stock purchase rights shall be two hundred thousand (200,000) shares.

        Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

        (a) The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

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        (b) No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or by the laws of descent and distribution so long as stock awarded under such agreement remains subject to the terms of the agreement.

        (c) The purchase price of Common Stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

        (d) Unless otherwise determined for good cause shown by a Committee composed solely of non-employee directors and/or outside directors, shares of Common Stock sold or awarded under a stock bonus or restricted stock purchase agreement awarded under the Plan shall be subject to a repurchase option in favor of the Company in accordance with a vesting schedule of at least three (3) years.

        (e) In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

     7. Repricings And Cancellation And Re-grant Of Options.

        (a) Except with prior approval of stockholders of the Company, the Board or the Committee shall not have the authority to effect (i) the repricing of any outstanding Options under the Plan, (ii) the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share less than one hundred percent (100%) of the exercise price of the cancelled Options, or (iii) the modification of an Option which would be deemed to be a repricing pursuant to FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, March 2000, as amended from time to time.

        (b) Shares subject to an Option canceled under subparagraph 7(a) shall continue to be counted against the maximum award of options permitted to be granted to any person pursuant to subparagraph 4(c) of the Plan. The repricing of an option under subparagraph 7(a), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original option and the grant of a substitute option; in the event of such repricing, both the original and the substituted options shall be counted against the maximum awards of options permitted to be granted to any person pursuant to subparagraph 4(c) of the Plan. The provisions of this subparagraph 7(b) shall be applicable only to the extent required by Section 162(m) of the Code.

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     8. Covenants Of The Company.

        (a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan, or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

     9. Use Of Proceeds From Common Stock.

        Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

    10. Miscellaneous.

        (a) The Board or Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest.

        (b) Unless otherwise determined for good cause shown by a Committee composed solely of non-employee directors and/or outside directors, the Board or Committee shall exercise its power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest only in connection with a significant personal event for the optionee, such as the death or disability of the optionee.

        (c) The limitation on the power of the Board or Committee to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest contained in subparagraph 10(b) shall not be deemed to adversely affect either the acceleration provisions of paragraph 12 of the Plan or any acceleration rights previously granted under any outstanding Stock Award under the Plan.

        (d) Neither an optionee, Option holder nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

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        (e) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes hereof, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards, or related repurchase rights thereunder, under the Plan.

        (f) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

    11. Adjustments Upon Changes In Common Stock.

        If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

    12. Change Of Control.

        (a) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

            (i) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

            (ii) At the time individuals who, as of May 14, 1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the

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Board, provided that any person becoming a director subsequent to May 14, 1991, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

            (iii) Immediately prior to the consummation by the Company of a reorganization, merger, consolidation (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

            (iv) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

        (b) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control as defined in subparagraph 12(a)(iii) that occurs on or after August 15, 2001, which shall not be deemed to include any such event initiated prior to August 15, 2001 ("Reorganization"), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the Reorganization) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by participants in the Plan whose service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Reorganization.

        (c) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control as defined in subparagraph 12(a) other than a Reorganization as defined in subparagraph 12(b), then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights and obligations of the Company under any Stock Awards outstanding under the Plan or shall substitute similar stock awards for those outstanding under the Plan; (ii) the time during which such Stock Awards become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Stock Awards terminated if not exercised prior to such event; or (iii) such Stock Awards shall continue in full force and effect.

        (d) Notwithstanding any other provisions of this Plan to the contrary, in the event of a Change of Control as defined in subparagraph 12(a), including a Reorganization as defined in subparagraph 12(b), and if within one (1) month before or twenty-four (24) months

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

after the date of such Change of Control the service of a participant to the Company (or, if applicable, with any successor entity) terminates due to an involuntary termination (not including death or disability) without Cause (as such term is defined below) or a voluntary termination by the participant due to a Constructive Termination (as such term is defined below), then the vesting and exercisability of all Stock Awards held by such participant shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to a Stock Award shall lapse, as follows: With respect to those Stock Awards held by a participant at the time of such termination, one hundred percent (100%) of the unvested shares covered by such Stock Awards shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to one hundred percent (100%) of the shares still subject to such rights, as appropriate) as of the date of such termination.

        (e) For the purposes of subparagraph 12(d) only, "Cause" means that, in the reasonable determination of the Company: (i) the participant has committed an act that materially injures the business of the Company; (ii) the participant has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom the participant reports; (iii) the participant has willfully or habitually neglected the participant's duties for the Company; or (iv) the participant has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, Cause based on the conduct described in clause (ii) or clause (iii) shall not exist unless the conduct described in such clause has not been cured within fifteen (15) days following the participant's receipt of written notice from the Company or the Board, as the case may be (or such longer period as agreed in writing between the participant and the Company), specifying the particulars of the participant's conduct constituting Cause. For the purposes of this subparagraph 12(e), the term "Company" shall mean a successor entity, if applicable.

        (f) For purposes of subparagraph 12(d) only, "Constructive Termination" means that the participant voluntarily terminates his or her employment with the Company after any of the following are undertaken by the Company without the participant's express written consent: (i) substantial diminution in the participant's duties and/or level of responsibility (but not merely a change in title) as in effect immediately prior to the effective date of the Change of Control; (ii) a fifteen percent (15%) or greater reduction by the Company in the participant's annual base salary as in effect immediately prior to the effective date of the Change of Control or as increased thereafter; (iii) any failure by the Company to continue in effect any substantial benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the participant is participating immediately prior to the effective date of the Change of Control (hereinafter referred to as "Benefit Plans"); or the taking of any action by the Company that would adversely affect the participant's participation in or reduce the participant's benefits under the Benefit Plans or deprive the participant of any fringe benefit that the participant enjoyed immediately prior to the effective date of the Change of Control; provided, however, that a "Constructive Termination" shall not exist under this paragraph following a Change of Control if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; or (iv) the relocation of the participant's principal business office, or the relocation of the Company's principal executive

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

offices if the participant's principal business office is at such offices, to a location more than fifty (50) miles from the location at which the participant was performing his or her duties immediately prior to the effective date of the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the participant's business travel obligations immediately prior to the effective date of the Change of Control, provided that such relocation also increases the participant's commute distance to and from such office by more than fifty (50) miles. For the purposes of this subparagraph 12(f), the term "Company" shall mean a successor entity, if applicable.

        (g) In the event that the acceleration of the vesting and exercisability of the Stock Awards or lapse of reacquisition or repurchase rights held by the Company with respect to Stock Awards provided for in subparagraph 12(d) and benefits otherwise payable to a participant (i) constitute a "parachute payment" ("Payment") within the meaning of Section 280G (as it may be amended or replaced) of the Code, and (ii) but for this subparagraph 12(g) would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then such Payment shall be either (x) the full amount of such Payment or (y) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax results in the participant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. Unless the Company and the participant otherwise agree in writing, any determination required under this subparagraph 12(g) shall be made in writing in good faith by the accountants selected by the Company. For purposes of making the calculations required by this subparagraph 12(g), the accountants selected by the Company may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and such participants shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this subparagraph 12(g). The Company shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this subparagraph 12(g).

    13. Amendment Of The Plan.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act, or any Nasdaq or securities exchange listing requirements.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated

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

thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.

        (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

    14. Termination Or Suspension Of The Plan.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 13, 2011. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

    15. Effective Date Of Plan.

        The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

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